Exhibit 99.1

Lodgian Corporate Update November, 2006

This presentation includes forward-looking statements related to Lodgian's operations that are based on management's current expectations, estimates and projections. These statements are not guarantees of future performance and actual results could differ materially. The words "may," "should," "expect," "believe," "anticipate," "project," "estimate," "plan," and similar expressions are intended to identify forward- looking statements. Certain factors are not within the company's control and readers are cautioned not to put undue reliance on forward-looking statements. These statements involve risks and uncertainties including, but not limited to, the company's ability to generate sufficient working capital from operations and other risks detailed from time to time in the company's SEC reports. The company undertakes no obligations to update events to reflect changed assumptions, the occurrence of unanticipated events or changes to future results over time. Safe Harbor Statement

Only publicly traded hotel owner operator Quick history Basic value creation belief Who is Lodgian?

New CEO hired - Ed Rohling - Q3 2005 Two hurricane damaged properties repaired, renovated and reopened - Q4 2005 and Q1 2006 Re-financed eight hotels and unencumbered six hotels since January 2005 Sold 12 Hotels and one land parcel since January 2005 New CFO hired - James MacLennan - Q1 2006 New SVP Capital Investment hired - Mark Linch - Q2 2006 Announced strategic dispositions - Q4 2006 Changes Since Early 2005

Crowne Plaza Melbourne, FL

Crowne Plaza West Palm Beach, FL Crowne Plaza West Palm Beach, FL

Value creation via common objectives of owner and operator Deep culture of frugality - "spend money like it is our own" Real estate value under recognized Cash strong balance sheet Lodgian Strengths

Weaknesses Addressed Eliminated uncertainty with respect to timing and budgets for capital projects Established performance expectations and accountability throughout company Expanded cash reserves / enhanced liquidity Focused resources on high impact opportunities

Current Challenges Establishing revenue focused culture Proactive labor cost management External cost impacts - energy, property insurance Portfolio flag composition Uncertainty regarding lodging cycle

Core Competencies Operating Hotels to their Fullest Potential Disciplined Capital Allocation

Focus capital and human resources on core portfolio Divest non-core assets in an orderly manner Core Held for Sale 61 39 61% 39% Strategic Initiative Announced November 2nd, 2006 (Analysis is by # of properties)

EBITDA Analysis (9 months ended 9/30/2006) Held for Sale Core East 8.7 44.8 $8.7M* $44.8M 16% 84% Held for Sale properties' EBITDA adjusted to exclude the three properties which benefited disproportionately from post - Hurricane Katrina business.

Operating Income Analysis (9 Months Ended 9/30/2006) Core portfolio operating income Held for sale properties operating income Total Lodgian operating income $19.0 M (3.8) M $15.2 M Eliminating Drag on Profits

Held for Sale Properties 12 of 27 hotels to be sold have exterior corridors Three hotels with high trailing cash flows due to temporary hurricane- related demand increases Park Inn, Brunswick, GA Holiday Inn Express, Pensacola, FL Holiday Inn, Winter Haven, FL

Held for Sale Properties (9 Months Ended 9/30/2006) 2003 2004 2005 2006 Interest Expense 3360 3226 4592 3266 2003 2004 2005 2006 Capex 1071 937 2303 977 2003 2004 2005 2006 Free Cashflow -2359 -1561 -4142 -2743 Capex ($000) Interest Expense ($000) Free Cash Flow ($000)* Defined as EBITDA less interest less capex

Core Portfolio - Geographic Dispersion in top MSA's Philadelphia Dallas-Fort Worth West Palm Beach Washington, DC Houston Detroit Boston Atlanta Palm Desert Phoenix Baltimore Pittsburgh Denver Cleveland Cincinnati New Orleans Memphis Hartford

Core Portfolio IHG Marriott Hilton Other East 63 19 6 12 IHG Marriott Hilton Other 56 28 9 7 January 1st, 2006 November 2nd, 2006 Analysis by number of properties

Core Portfolio Profiles 43 hotels in total 7,924 rooms, 66% located in top 50 MSA's 32 full service hotels Average 213 rooms / 10,500 SF meeting space / 49 SF per guest room - down cycle protection 11 select service properties Marriott: 6 Courtyards, 1 Springhill Suites,1 Fairfield Inn, 2 Residence Inns Palm Desert HI Express

Radisson Hotel, Phoenix, AZ

Marriott Hotel, Denver, CO

Holiday Inn Select, Strongsville, OH

Holiday Inn Inner Harbor, Baltimore, MD

Crowne Plaza, Silver Spring, MD

Courtyard by Marriott, Atlanta, GA

Hilton Hotel, Ft. Wayne, IN

Core Properties-Capital Investment Expectations Investment philosophy requires rigorous review of proposed investment vs. pre-determined hurdle rate Process includes commitment of construction, operations and finance Acknowledges current disposition value Investment alternatives are ranked vs. each other and vs. other potential uses of capital - including stock repurchase plan Safety-related or emergency capex expedited Compliance capital without ROI avoided Willingness to cut losses and avoid future capex in unclear circumstances

Management Restructure Core operations - 43 hotels 4 regions managed de-centrally V.P. Hotel Operations reports to CEO Held for Sale Division - 27 Properties Managed as a separate division Separate incentive plans to drive operating results through sale, accelerate sales pace and to optimize selling prices

Core Properties - Flag Choices Five hotels' licenses expire in 2007 and Seven in 2008, providing opportunities to explore new flags Certain properties improved beyond flag value

Financial Impact of Dispositions Total Debt ($ million) Cash ($ million) Net Debt ($ million) Equity @ Market ($ million) Enterprise Value ($ million) Net Debt/Enterprise Value $419.3 65.8 $353.5 $368.3 2 $721.8 49.0% Assumes successful re-financing of two properties in January, 2007 Assumes $15 / share market price Assumes successful re-financing of two properties in January, 2007 Assumes $15 / share market price Assumes successful re-financing of two properties in January, 2007 Assumes $15 / share market price 9/30/2006 Actual Pro-forma Post Disposition $372.1 135.8 $236.3 1 $368.3 2 $604.6 39.1%

Financial Overview Debt Strategy: To create the appropriate level of equity risk, asset by asset To provide funds for down cycle opportunities Plan is to continue to source low-cost leverage through single asset or small "pool" facilities Providing optimal flexibility Without recourse to parent company Plan to set up an appropriate corporate line of credit during 2007

Financial Overview - Core Portfolio Trailing 12 Months Operating Results: Q4 2005 Q4 2005 Q1 2006 Q2 2006 Q3 2006 TTM Total Revenues ($M) 53.8 53.8 61.8 71.6 65.5 252.7 RevPAR ($) 58.84 58.84 67.59 74.59 69.20 67.67 EBITDA (Adjusted $M) 9.1 9.1 11.4 18.0 13.0 51.6 Rooms available (000) 684.5 706.9 706.9 721.1 729.0 2,841.5 Footnotes: 1 - The Crowne Plaza hotels in West Palm Beach and Melbourne, FL were closed during the 4th quarter of 2005 due to hurricane damage. The West Palm Beach hotel reopened on December 29, 2005 and the Melbourne hotel reopened on January 25, 2006. 2 - In Q4 2005, $28.7 million in casualty gains was recorded, which resulted in an increase in minority interest expense of $7.9 million. By definition, the casualty gain was included in the Adjusted EBITDA calculation, but the corresponding impact on minority interest was not. To properly reflect the impact of the casualty gain (net of minority interest) on Adjusted EBITDA, we reclassified the minority interest effect.

Opportunities Holiday Inn, Myrtle Beach, SC Holiday Inn, Hilton Head, SC

Summary Lodgian has the ability to control its real estate results because we manage what we own Core competencies are focused on maximizing property by property EBITDA growth, and disciplined capital allocation Value being realized through operational control, franchise optimization, exploitation of real estate opportunities and developing ROE-enhancing joint ventures